                                                                    EXHIBIT 10.6

                   EMPLOYMENT AND NON-COMPETITION AGREEMENT
                   ----------------------------------------


          This Agreement is entered into by and between ISE Labs, Inc. and its successors and assigns ("ISE"), on the one hand, and Ray Grammer ("Employee") on the other hand. The effective date of the Agreement is the date of acquisition of Digital Test Services ("DTS") by ISE.

          WHEREAS, ISE desires to employ, retain and make secure for the companies the experience and services of Employee, being one of the key employees of ISE:

          NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I
                                   Employment
                                   ----------

          1.1  Period.  ISE shall employ Employee as Vice-President of DTS in
               ------
Santa Clara, California and Employee shall perform services for and continue in the employment of ISE for the period commencing on the date hereof through September 30, 2000 ("The Employment Period") subject however, to prior termination by either party as set forth in Article III herein.

          1.2  Base Salary and Employee Benefits.  During Employee's employment
               ---------------------------------
hereunder, ISE will pay to Employee a base salary of not less than $175,000 per year, subject to regular base salary review in accordance with ISE's compensation policy. ISE shall also provide to Employee such employee benefits provided to all ISE's other employees.

          1.2.1  Sign-On Bonus.  Employee will be paid the sum of $175,000 (one
                 -------------
hundred seventy five thousand) within 10 days of the effective date of this Agreement.

          1.2.2  Other Compensation.  Employee will be paid the sum of $100,000
                 ------------------
(one hundred thousand) dollars based on the achievement of milestones mutually agreed to by Employee and ISE and the successful integration of DTS and ISE as mutually agreed to by Employee and ISE.

          1.2.3  Stock Options.  Based on approximately 17.5 million shares
                 -------------
(post-split) held by the owners of ISE prior to the DTS acquisition, and the creation of an Employee Stock Option Plan (ESOP) with 3.5 million shares, Employee will be granted Non-Statutory Stock Options for 100,000 (post-split) shares under the ESOP plan. The Stock Options granted Employee shall have a strike price equal to fair market value on the date of the grant. ESOP vesting is 25% after one year and a 6.25% vesting every quarter thereafter.

                                 ARTICLE II
                                Non-Competition
                                ---------------

          2.1  Non-Competition.  Employee agrees that for a period of three
               ---------------
years from the effective date of this agreement, the Employee will not

   (a) engage in competition with ISE in the performance of any services that directly relates to testing of semiconductor devices as conducted by ISE prior to the effective date of this Agreement, or (b) induce any employee of ISE or DTS, who at the time of such inducement is an employee of ISE or DTS, to terminate his or her employment, except as otherwise may be required in the performance of Employee's duties to ISE or DTS.

          Notwithstanding the foregoing, Employees may own, directly or indirectly, solely as an investment, up to one percent (1%) of any class of "publicly traded securities" of any person or entity which owns a business that directly competes with ISE. For the purposes of this Section 2.1, the term "publicly traded securities" shall mean securities that are traded on a national securities exchange or listed on the National Association of Securities Dealers Automated Quotation System.

          Notwithstanding the foregoing, Employee will not be prohibited from competing with ISE, if ISE, or any entity deriving title to its good will or shares, ceases to carry out the business of testing semiconductor devices.

          2.2  Savings Clause.  If any restriction set forth in Section 2.1
               --------------
above is held to be unreasonable, then both parties agree, and hereby submit, to the reduction and limitation of such prohibition as shall be deemed reasonable.

                                  ARTICLE III
                           Termination of Employment
                           -------------------------

          3.1  Death.  In the event of Employee's death during the term of his
               -----
employment hereunder, ISE shall pay to Employee's estate within ten (10) days of notice of Employee's death the sign-on bonus and other compensation as set forth in 1.2.1 and 1.2.2 under the terms therein (unless such amounts have already been paid to Employee) and any unpaid salary and benefits due to Employee through the date of Employee's death.

          3.2  Termination of Employment by ISE With Cause.  Employee's
               -------------------------------------------
employment hereunder may be terminated by ISE for Cause by giving Employee written notice of such termination. For the purposes of this Agreement, "Cause" shall be limited to: (a) Employee's willful failure to perform his or her assigned job duties (other than as a result of sickness, accident or similar cause beyond Employee's control) after receipt by Employee of not less than two written warnings setting forth the specific performance deficiencies and a reasonable period of time, not less than thirty (30) days, to cure such performance deficiencies; (b) Employee's engaging in willful misconduct that is demonstrably and materially injurious to the interests of ISE; (c) Employee's misappropriation of ISE's material property or proprietary information; or (d) Employee's conviction of a felony that is materially injurious to the business reputation of ISE.

          Employee may be terminated for the reasons set forth in (a), (b), (c) or (d) of this section. In the event that Employee is terminated for cause, ISE shall pay to Employee the Sign-On Bonus and Other Compensation as set forth in sections 1.2.1 and 1.2.2 under the terms therein (unless such amounts have already been paid to Employee); and any unpaid salary earned through the date of termination with Cause and such payment shall be made by ISE to Employee on the date Employee is terminated with Cause.

          3.3  Termination of Employment by ISE Without Cause.  Employee's
               ----------------------------------------------
employment hereunder may be terminated by ISE without Cause upon ninety (90) days written notice to Employee. In such event ISE shall pay to Employee the Sign-On Bonus and Other Compensation as set forth in sections 1.2.1 and 1.2.2 under the terms therein (unless such amounts have already been paid to Employee); and any unpaid salary earned through the date of termination without Cause and such payment shall be made by ISE to Employee on the date Employee is terminated without Cause. ISE shall also pay to Employee a severance amount solely equal to three months base salary.

          3.4  Termination of Employment for Certain Reasons.  Employee may
               ---------------------------------------------
terminate his employment with ISE hereunder for Certain Reasons. "Certain Reasons" shall mean: (a) a reduction in cash compensation, or a material reduction in employee benefits, each of which does not generally affect ISE's employees; (b) a material demotion of job duties or; (c) relocation in excess of one year of Employee's regular workplace from Santa Clara and Alameda Counties, California, provided however, that in each event, Employee has provided ISE written notice of Employee's intention to terminate for Certain Reasons, stating the Certain Reasons and ISE has not cured the Certain Reasons within fifteen
(15) days after receipt of Employee's written notice. In the event of Employee's termination for Certain Reasons, ISE shall pay Employee the Sign-On Bonus and Other Compensation as set forth in sections 1.2.1 and 1.2.2 under the terms therein (unless such amounts have already been paid to Employee); and any unpaid salary earned through the date of termination for Certain Reasons and such payment shall be made by ISE to Employee on the date Employee terminates employment for Certain Reasons. ISE shall also pay to Employee a severance amount on the date of termination for Certain Reasons. The severance amount will be equal solely to three months base salary.

          3.5  Termination of Employment by Employee Without Certain Reasons.
               -------------------------------------------------------------
Employee may terminate his employment with ISE hereunder for any reason, without cause, with a three months written notice. In such event, ISE shall pay to employee any unpaid salary earned through the date of termination without Certain Reasons and such payment shall be made by ISE to Employee on the date Employee terminates employment without Certain Reasons.

                                  ARTICLE IV
                                 Miscellaneous
                                 -------------

          4.1  Successors, Assigns, Merger.  This Agreement shall be binding
               ---------------------------
upon and shall inure to the benefit of ISE and its successors and assigns. This Agreement shall be 3binding upon Employee and shall inure to his benefit and to the benefit of his heirs, executors, administrators and legal representatives, but shall not be assignable by Employee.

          4.2  Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement between ISE and/or DTS and/or Alphatec USA, Inc. and Employee relating to his employment with any of such parties and the additional matters herein provided for. This Agreement supersedes and replaces any prior verbal or written agreements ("Prior Agreements") between such three parties. By executing this Agreement, Employee agrees that he is not entitled to any compensation under said Prior Agreements and will not have and will not assert any rights or benefits thereunder. This Agreement may be amended or altered only in writing signed by ISE and Employee.

          4.3  Applicable Law Severability.  This Agreement shall be construed
               ---------------------------
and interpreted in accordance with the laws of the State of California. Each provision of this Agreement is severable from the others, and if any provision hereof shall be to any extent unenforceable it and the other provisions hereof shall continue to be enforceable to the full extent allowable, as if such offending provision had not been a part of this Agreement.

          4.4  No Setoff.  No amounts payable and due to Employee by ISE
               ---------
herein shall be made without set-off or counterclaim.

          4.5  Expense.  In the event of any action (at law, equity or in
               -------
arbitration) between or among any of the parties to this Agreement alleging a breach of this Agreement or seeking enforcement of this Agreement, the prevailing party shall be entitled to recover his reasonable attorneys' fees and costs of such action from the non-prevailing party.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on

Dated:  October 15, 1997.

                              ISE, INC.


                              By:        /s/ Saeed Malik
                                    --------------------------------------
                                    Saeed Malik
                              Its:  President


                              EMPLOYEE



                                  /s/ Ray Grammer
                              --------------------------------------------